UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2013

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, 9th Floor
Boston, MA 02199
(Address of principal executive offices, including zip code)

(617) 292-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2013, the board of directors (the Board) of the Federal Home Loan Bank of Boston (the Bank) declared certain individuals elected in the Bank’s 2013 election of directors (the Annual Director Election) with each term to begin January 1, 2014, and end December 31, 2017. The Board is constituted of member and independent directors who are elected by the Bank’s members, as discussed under Item 10—Directors, Executive Officers, and Corporate Governance of the Bank’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2013 (the 2012 Annual Report).

The Board declared the following individuals elected as member directors (collectively, the Member Directors-elect):

•	Martin J. Geitz, president and chief executive officer of The Simbsury Bank & Trust Company, elected to fill a member directorship designated for the State of Connecticut;

•	Donna L. Boulanger, president and chief executive officer of North Brookfield Savings Bank, elected to fill a member directorship designated for the Commonwealth of Massachusetts; and

•	John W. McGeorge, chief executive officer and chairman of the board of Needham Bank, elected to fill a member directorship designated for the Commonwealth of Massachusetts.

In addition, after reviewing the results of the independent director election, the Board declared Cornelius K. Hurley, Jr., reelected. Mr. Hurley, director of the Boston University Center for Finance, Law & Policy, is an incumbent director currently serving on the Board’s Executive, Finance, Risk and Ad Hoc Remediation Committees (together with the Member Directors-elect, the Directors-elect).

The Board has not yet determined on which committees the Directors-elect will serve in 2014.

These elections took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act of 1932 (the Act) and the related regulations of the Federal Housing Finance Agency (FHFA). For a description of the Bank’s director election process, see Item 10—Directors, Executive Officers, and Corporate Governance of the 2012 Annual Report.

The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and FHFA regulations, the Bank may conduct business with members whose officers or directors serve on the Board, including:

•	extending credit in the ordinary course of business to such members, on market terms that are no more favorable to such members than the terms of comparable transactions with other members;

•	purchasing short- and long-term investments, at market rates, from such members or their affiliates;

•	placing consolidated obligations (the Bank’s primary source of debt to fund its activities) using underwriters and dealers that may be affiliates of such members;

•	entering into interest-rate-exchange agreements with such members or their affiliates as counterparties; and

•	providing affordable housing benefits in conjunction with such members, or affiliates of such members.

All of the foregoing transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13—Certain Relationships and Related Transactions, and Director Independence of the 2012 Annual Report. Pursuant to FHFA regulation, the Bank’s member directors, including the Member Directors-elect, serve as officers or directors of Bank members.
The Bank expects to compensate the Directors-elect in accordance with the 2014 Bank’s Director Compensation Policy, a policy that has not yet been adopted. The Bank also expects to permit the Directors-elect to participate in the Bank’s nonqualified, unfunded, deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of his or her compensation. The Bank also expects to make the Directors-elect eligible for reimbursement for reasonable travel, subsistence, and other related expenses incurred in connection with their services as Bank directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Director Election was conducted by mail. No in-person meeting of the members was held in connection with the Annual Director Election. On October 22, 2013, the day after the ballot receipt deadline, the Bank tallied the preliminary voting results for the Annual Director Election, which the Board declared final as described in Item 5.02 of this Current Report. Complete voting results are included in the Bank's two letters to its members dated October 25, 2013 attached as Exhibits 99.1 and 99.2 to this Current Report.

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The information contained in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Numbers:
99.1: Letter to members reporting member director election results dated October 25, 2013.
99.2: Letter to members reporting independent director election results dated October 25, 2013.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 25, 2013	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer